Consent of Morgan Grenfell Asset Management Limited


         The undersigned agrees that the Schedule 13G executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG and Morgan Grenfell Asset Management Limited pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

Dated:  August 20, 1998



                                       MORGAN GRENFELL ASSET MANAGEMENT LIMITED



                                       By: /s/ Andrew Hume
                                          ---------------------------------
                                          Name:   Andrew Hume
                                          Title:  Senior Associate Director